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                                                                    EXHIBIT 5.01


One Oxford Centre                                                  MORGAN, LEWIS
Thirty-Second Floor                                                & BOCKIUS LLP
Pittsburgh, PA 15219-6401                                      COUNSELORS AT LAW
412-560-3300


November 10, 1997


U.S.A. Floral Products, Inc.
1025 Thomas Jefferson Street, N.W.
Suite 600 West
Washington, DC 20007

Re: Registration Statement on Form S-8: 1997 Long-Term Incentive Plan, 1997 Non-Employee Directors' Stock Plan and 1997 Employee Stock Purchase Plan

Ladies and Gentlemen:

We have acted as counsel to U.S.A. Floral Products, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), to be filed under the Securities Act of 1933, as amended (the "Act"), for the registration of 2,626,000 shares (the "Shares") of Common Stock, par value
$.001 per share, to be offered and sold pursuant to the Company's 1997 Long-Term Incentive Plan, 1997 Non-Employee Directors' Stock Plan and 1997 Employee Stock Purchase Plan (collectively, the "Plans").

In connection with this opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation, as amended, the Company's By laws, as amended, certain of the Company's corporate proceedings as reflected in its minute books and such other documents and records, and have made such inquiries of the Company's officers, as we deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies.

With respect to the issuance of any Shares, we have assumed that the Shares will be issued, and the certificates evidencing the same will be duly delivered, in accordance with the terms of the Plans and against receipt of the consideration stipulated therefor, which will be no less than the par value of the Shares.
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U.S.A. Floral Products, Inc.
November 10, 1997
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Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and when issued and paid for in accordance with the foregoing assumptions, will be validly issued, fully paid and non-assessable.

The opinion set forth above is limited to the Delaware General Corporation Law, as amended.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this opinion and consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS